QUAKER CHEMICAL CORPORATION
              ELM AND LEE STREETS, CONSHOHOCKEN, PA 19428

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Batchelor, Peter A. Benoliel, and Alex Satinsky, and each of them (or if more than one is present, then a majority of those present) proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), to be held in West Conshohocken, Pennsylvania, on May 4, 1994, or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:

1. ELECTION OF             FOR all nominees
   DIRECTORS               listed below (Box)         WITHHOLD AUTHORITY (Box)
                           (except as marked          to vote for all
                           to the contrary below)     nominees listed below

   Lennox K. Black, Robert P. Hauptfuhrer, Frederick Heldring, Ronald J. Naples, and Alex Satinsky

   (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

   ----------------------------------------------------------------------------
2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1994.

           (Box) FOR           (Box) AGAINST          (Box) ABSTAIN


                         (CONTINUED ON REVERSE SIDE)

                        (CONTINUED FROM REVERSE SIDE)

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

   THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

       The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders dated March 31, 1994, the Proxy Statement with respect to said Meeting, and the Company's Annual Report for the year ended December 31, 1993.


                               Dated:                          1994



                               -------------------------------------
                               (Signature)

                               (Signature should be exactly as name or
                               names appear on this Proxy.)

                      PLEASE DATE, SIGN, AND RETURN PROMPTLY

(QUAKER LOGO)


March 31, 1994




Dear Quaker Shareholder:

Your enclosed proxy card shows the number of votes you are entitled to cast not the number of shares that you own.

This reflects the action taken at the Annual Meeting of Shareholders on May 6, 1987 when shareholders approved an amendment to the Articles of Incorporation by which holders of Common Stock became entitled to 10 votes per share of Common Stock for shares which were held at that date. The amended Articles also provide that as to shares acquired after May 6, 1987, all shares are entitled to 1 vote per share until such shares are held for 36 consecutive months. After 36 months, each share is entitled to 10 votes.

There are some exceptions to the above, and those exceptions are listed in Exhibit A "Shareholder Voting Administrative Procedures" to the enclosed Proxy Statement.

Because we have no means of tracking ownership of shares held in "street" or "nominee" name, such shares are presumed to have been held for a period of less than 36 consecutive months.

Please look at the number of votes which are listed for you. For all shares purchased by you before March 1, 1991 (36 months before the record date), you are entitled to 10 votes per share. For all shares purchased by you after March 1, 1991, you are entitled to one vote per share.

If you feel that the votes listed do not accurately reflect the number of votes you think you are entitled to cast, Exhibit A to the enclosed Proxy Statement outlines procedures by which you may seek change. If you have any questions, please call Kathleen Mague at 610-832-4119.

To allow sufficient time to research your questions or act on your requests, please contact either Kathleen Mague at Quaker Chemical or our transfer agent, American Stock Transfer and Trust Company, as soon as possible.

Thank you.